UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2021 (April 15, 2021)

BlueLinx Holdings Inc.
(Exact name of registrant specified in its charter)

Delaware	001-32383	77-0627356
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

1950 Spectrum Circle, Suite 300, Marietta, GA	30067
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 953-7000
 _________________________________________________
(Former name or former address, if changed since last report.)
 _______________________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BXC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

(b)    Retirement of Mitchell B. Lewis

On April 15, 2021, Mitchell B. Lewis, President and Chief Executive Officer of BlueLinx Holdings Inc., a Delaware corporation (“BlueLinx” or the “Company”), notified the Company of his decision to retire from the position of President and Chief Executive Officer of the Company, effective June 7, 2021.

In connection with Mr. Lewis’s retirement, the Company and Mr. Lewis entered into a retirement and transition services agreement (the “Retirement Agreement”), dated April 15, 2021, pursuant to which, among other things, Mr. Lewis (i) will retire as President and Chief Executive Officer of the Company, effective as of June 7, 2021, and (ii) agreed to provide transition services to the Company as a non-executive employee from June 7, 2021 through December 31, 2021. Pursuant to the Retirement Agreement, the Company will continue to pay Mr. Lewis his current annual base salary of $850,000 through June 30, 2021 and, thereafter, shall pay Mr. Lewis $20,000 per month from July 1, 2021 through December 31, 2021. The Company will also pay Mr. Lewis 50% of the bonus that would have been payable to him under the terms of the Company’s Short-Term Incentive Plan for fiscal year 2021, had Mr. Lewis remained employed as President and Chief Executive Officer through the end of fiscal year 2021. The pro rata bonus amount, if any, will be based on his annual base salary and bonus percentage as of March 31, 2021. The pro rata bonus, if any, will be paid at the time that the Company’s 2021 annual bonuses are paid to the other Short-Term Incentive Plan participants. The Company also agreed that if Mr. Lewis elects to continue healthcare coverage under COBRA following his last day of employment, it will pay its portion of the related premiums for up to 18 months.

In addition, the Company agreed that (i) Mr. Lewis’s 2018 and 2019 performance-based restricted stock unit awards will continue to vest and become non-forfeitable in accordance with their terms, even though Mr. Lewis may no longer be employed by the Company at the time such awards vest, (ii) his 2018, 2019 and 2020 time-based restricted stock unit awards that are scheduled to vest in (1) 2021 will continue to vest and become non-forfeitable in accordance with their terms on their scheduled vesting date, and (2) 2022 will vest and become non-forfeitable on the same scheduled vesting date as the time-based restricted stock unit awards vesting in 2021, and (iii) his remaining unvested restricted stock unit awards that would vest after 2022 will be forfeited. Under the Retirement Agreement, Mr. Lewis also confirmed the continued effectiveness of all existing restrictive covenants applicable to him under his employment agreement, and entered into a general release in favor of the Company.

Mr. Lewis will continue to serve as a member of the Board of Directors of the Company following his retirement as the President and Chief Executive Officer of the Company.

(c)    Appointment of Dwight Gibson as President and Chief Executive Officer

On April 15, 2021, the Company’s Board of Directors appointed Dwight Gibson to serve as the Company’s President and Chief Executive Officer, effective June 7, 2021.

Mr. Gibson, 46, is the Chief Commercial Officer of SPX FLOW, Inc. (NYSE: FLOW), a global provider of process solutions and components across a variety of sanitary and industrial market applications. Previously, he served as President, Food & Beverage and Industrial Segments (May 2019 to May 2020) and President, Food & Beverage Segment (June 2016 to May 2019) for SPX FLOW. Prior to joining SPX FLOW, Mr. Gibson spent 11 years at HVAC manufacturer Ingersoll Rand, most recently leading significant growth initiatives as President of Strategic Initiatives for the company’s climate segment. Mr. Gibson has also served as a director of Interface, Inc. (Nasdaq: TILE), a worldwide commercial flooring company, since September 2019. Mr. Gibson received his Bachelors in Business Administration from Howard University, his Master’s in Business Administration from Stanford University and a Master’s of Science in International Strategy and Diplomacy from the London School of Economics.

In connection with his appointment, the Company and Mr. Gibson entered into an employment agreement (the “Employment Agreement”), dated April 15, 2021, under which he will receive an annual base salary of $725,000 and a relocation and sign-on bonus of $200,000. Mr. Gibson will also participate in the Company’s Short-Term Incentive Plan with an annual cash target bonus opportunity of 100% of his base salary, up to a maximum of 200% of his base salary. For 2021, Mr. Gibson’s annual cash bonus will be pro-rated to equal seven-twelfths (7/12) of the actual 2021 bonus performance, but will be no less than $536,000.

Under the Employment Agreement, Mr. Gibson will also receive sign-on equity awards of restricted stock units covering (i) 43,290 shares of the Company’s common stock, which will vest on June 1, 2022, and (ii) 43,290 additional shares of the Company’s common stock, which will vest in three equal installments over a three-year period commencing on June 7, 2021, in each case subject to his continued employment on the date of vesting. These sign-on restricted stock unit grants will also be contingent on Mr. Gibson’s relocation to the Atlanta, Georgia metropolitan area on or before September 1, 2021. He will also be eligible for future annual equity grants under the Company’s Long-Term Incentive Plan.

In addition, Mr. Gibson will be eligible to receive a separation benefit of 200% of his annual base salary in the event such separation occurs after June 1, 2022, and one year of continued healthcare coverage if he is terminated without “cause” or resigns from the Company voluntarily for “good reason”, and will receive a separation benefit of 300% of his annual base salary and 18 months of continued healthcare coverage in the event of a qualifying termination following a “change in control” of the Company, in each case subject to Mr. Gibson’s execution of a release of claims against the Company. Mr. Gibson also will be entitled to certain other customary executive perquisites. The agreement also contains customary employment terms and conditions, and in-term and post-term restrictive covenants applicable to Mr. Gibson.

The Employment Agreement also provides that the Board of Directors of the Company will take such action as may be necessary to appoint or elect Mr. Gibson as a member of the Board of Directors of the Company upon joining the Company on June 7, 2021.

There is no arrangement or understanding between Mr. Gibson and any other person pursuant to which Mr. Gibson was selected as an officer of the Company, and Mr. Gibson does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships existing between Mr. Gibson and any director or executive officer of the Company.

Additional information about the benefit plans and programs described in this Item 5.02, and other plans and programs generally available to the Company’s executive officers, is included in the Company’s Proxy Statement for the 2021 annual meeting of its stockholders filed with the Securities and Exchange Commission on April 20, 2021.

The foregoing description of the Retirement Agreement and the Employment Agreement set forth under this Item 5.02 does not purport to be complete and is qualified in its entirety by reference to the Retirement Agreement and the Employment Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On April 21, 2021, the Company issued a press release announcing the matters described in Item 5.02 of this Current Report. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information included in this Item 7.01, as well as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01     Financial Statements and Exhibits.

(d)        Exhibits:

Exhibit No.	Exhibit Description
99.1	Press Release dated April 21, 2021.
10.1	Retirement and Transition Services Agreement between BlueLinx Corporation and Mitchell B. Lewis, dated April 15, 2021.
10.2	Employment Agreement by and among BlueLinx Corporation, BlueLinx Holdings Inc. and Dwight Gibson, dated April 15, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlueLinx Holdings Inc.

Dated: April 21, 2021	By:	/s/ Shyam Reddy
Shyam K. Reddy
Chief Administrative Officer, General Counsel, and Corporate Secretary